Exhibit 5.1

[            ], 2015

Standard Pacific Corp.

15360 Barranca Parkway

Irvine, California 92618

Re:	Opinion as to the validity of the shares of Standard Pacific common stock

Ladies and Gentlemen:

We have acted as counsel to Standard Pacific Corp., a Delaware corporation (the “Company”) in connection with the issuance by the Company of up to 66,598,146 shares of common stock, $0.01 par value per share, of the Company (the “Securities”) pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of [            ], 2015, by and between the Company and The Ryland Group, Inc. The Securities are included in a Registration Statement on Form S-4 (File No. [    ]) (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and, when issued and delivered pursuant to the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

This opinion is furnished to you solely in connection with the Registration Statement. We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

Ropes & Gray LLP